EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Energous Corporation on Form S-8 of our report dated March 22, 2022, with respect to our audits of the financial statements of Energous Corporation as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 appearing in the Annual Report on Form 10-K of Energous Corporation for the year ended December 31, 2021.

/s/ Marcum LLP

Marcum LLP

Melville, NY

August 15, 2022